Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (hereinafter called "Agreement") is between CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC. whose address is 140 N.E. 4th Avenue, Suite C, Delray Beach, Florida 33483 (hereinafter called "Debtor") and CD FINANCIAL, LLC, a Florida limited liability company (hereinafter called "Secured Party").

1.          Grant of Security Interest. Subject to the terms and conditions of the Note (as hereinafter defined) and this Agreement, Debtor, for consideration as defined herein, and to secure the full and prompt payment, observance and performance when due of all present and future obligations and indebtedness of Debtor to Secured Party, whether at the stated time, by acceleration or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether or not of the same or similar class or of like kind to any indebtedness incurred contemporaneously with the execution of this Agreement, and whether now or hereafter existing, or due or to become due, and whether such indebtedness from time to time is reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including without limitation, the following:

(a)          Any and all amounts owed by Debtor, under, in connection with, and/or pursuant to the indebtedness evidenced by that certain Promissory Note of even date herewith, in the original principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00) (the "Note"), with interest thereon according to the provisions thereof, and all obligations thereunder, in connection therewith and/or pursuant to any and all agreements and other documents in connection therewith; and

(b)          All sums advanced or expenses or costs paid or incurred (including without limitation reasonable attorneys' fees and other legal expenses) by Secured Party pursuant to or in connection with the Note or any other agreements and documents in connection therewith plus applicable interest on such sums, expenses or costs; and

(c)          Any extensions, modifications, changes, substitutions, restatements, renewals or increases or decreases of any or all of the indebtedness referenced above.

hereby grants to Secured Party a security interest in the collateral described in Schedule 1, same being attached to this Agreement and made a part hereof (hereinafter collectively called the "Collateral").

2.          Definitions. The following terms shall have the following meanings

"Accounts" means all Accounts as that term is defined in Article 9 of the UCC;

"Chattel Paper" means all Chattel Paper as that term is defined in Article 9 of the UCC;

"Commercial Tort Claims" means all Commercial Tort Claims as that term is defined in Article 9 of the UCC;

"Consignments" means all Consignments as that term is define in Article 9 of the UCC;

"Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined above and below) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, and any agreement relating to the terms of payment or the terms of performance thereof;

"Copyrights" means (a) all copyrights of the United States or any other country; (b) all copyright registrations filed in the United States or in any other country; and (c) all proceeds thereof;

"Copyright License" means all agreements, whether written or oral, providing for the grant by the Debtor of any right to use any Copyright;

"Deposit Accounts" means all Deposit Accounts at that term is defined in Article 9 of the UCC;

"Documents" means all Documents as that term is defined in Article 9 of the UCC;

"Encumbrance(s)" means all Encumbrance(s) as that term is defined in Article 9 of the UCC;

"Equipment" means all Equipment as that term is defined in Article 9 of the UCC;

"Fixtures" means all Fixtures as that term is defined in Article 9 of the UCC;

"General Intangibles" means all General Intangibles as that term is defined in Article 9 of the UCC;

"Goods" means all Goods as that term is defined in Article 9 of the UCC;

"Health-Care-Insurance Receivables" means all Health-Care-Insurance Receivables as that term is defined in Article 9 of the UCC;

"Instruments" means all Instruments as that term is defined in Article 9 of the UCC;

"Inventory" means all Inventory as that term is defined in Article 9 of the UCC;

"Investment Property" means all Investment Property as that term is defined in Article 9 of the UCC;

"Letters of Credit" means all Letters of Credit as that term is defined in the Article 5 of the UCC;

"Letter-of-Credit Rights" means all Letter-of-Credit Rights as that term is defined in Article 9 of the UCC;

"Patents" means (a) all letters patent of the United States and all reissues and extensions thereof, (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in any schedule attached hereto and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Patents;

"Patent License" means all agreements, whether written or oral, providing for the grant by the Debtor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in any schedule attached hereto;

"Payment Intangibles" means all Payment Intangibles as that term is defined in Article 9 of the UCC;

"Proceeds" means all Proceeds as that term is defined in Article 9 of the UCC;

"Promissory Note(s)" means as that term is defined in Article 9 of the UCC;

"Software" means all Software as that term is defined in Article 9 of the UCC;

"Supporting Obligations" means all Supporting Obligations as that term is defined in Article 9 of the UCC;

"Tangible Chattel Paper" means all Tangible Chattel Paper as that term is defined in Article 9 of the UCC;

"Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise, including, without limitation, any thereof referred to in any schedule attached hereto; (b) all renewals thereof; and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Trademarks;

"Trademark License" means any agreement, written or oral, providing for the grant by the Debtor of any right to use any Trademark.

"UCC" means the Uniform Commercial Code as in effect from time-to-time in the State of Florida and State of Nevada.

3.          Representations, Warranties and Covenants of Debtor. Debtor expressly represents, warrants and covenants as follows:

(a)          The address appearing with Debtor's signature below is the address of Debtor's principal office. If any part of the Collateral is not located at Debtor's principal office, it will be located at such other locations as Debtor, or any other entity affiliated with Debtor, may utilize in its business from time to time, and Debtor hereby covenants to notify Secured Party of any such additional location(s).

(b)          If Debtor does not keep the records concerning the Collateral and concerning accounts, general intangibles, mobile goods and contract rights at Debtor's principal office, same will be located at such other locations as Debtor, or any other entity affiliated with Debtor, may utilize in its business from time to time, and Debtor hereby covenants to notify Secured Party of any such additional location(s).

(c)          Debtor will give Secured Party sixty (60) days prior written notice of any change in (i) Debtor's principal office, the location of the Collateral or the location of the records described above, or (ii) the Ownership of Debtor's business, (iii) the principals responsible for the management of Debtor's business, (iv) Debtor's company structure or identity, or (v) Debtor's name or trade name, or prior to commencing to use an assumed name not set forth in this Agreement.

(d)          If any of the Collateral is to be or has been attached to real estate, the legal description of the real estate is attached to this Agreement as Schedule 2 and made a part hereof.

(e)          If Debtor does not have a record interest in the real estate described above, the record Owner is indicated on the attached Schedule 2.

(f)          Without the prior written consent of Secured Party, Debtor will not move, sell, lease, permit any encumbrance on or otherwise dispose of the Collateral, other than its inventory in the ordinary course of its business. Debtor represents and warrants that Debtor is the owner of the Collateral, free and clear of all liens, charges, interests, and encumbrances, other than in favor of Secured Party, that no other person or other entity has any interest in the Collateral whatsoever, and that Debtor will defend same against all adverse claims and demands.

(g)          Debtor will keep the Collateral insured by such companies, in such amounts and against such risks as shall be acceptable to Secured Party, and the Secured Party hereby acknowledges that the current levels of insurance maintained by Debtor are acceptable for the first year of the Loan, with loss payable and additional insured clauses in favor of Secured Party as are satisfactory to Secured Party. Debtor will deposit such insurance policies with Secured Party.

Debtor hereby assigns to Secured Party and grants to Secured Party a security interest in any return of unearned premium due upon cancellation of any such insurance and directs the insurer thereunder to pay to Secured Party all amounts so due. All amounts received by Secured Party in payment of insurance losses or return of unearned premium may, at Secured Party's option, be applied to the indebtedness by Secured Party, or all or any part thereof may be used for the purpose of repairing, replacing or restoring the Collateral. Notwithstanding the foregoing, if there is no default under the Loan, at the request of the Debtor, and upon the approval of Secured Party in its sole discretion, amounts received by Secured Party in payment of insurance losses or return of unearned premium shall be used for the purpose of repairing, replacing or restoring the Collateral. If Debtor fails to maintain satisfactory insurance, Secured Party shall have the option, but not the obligation, to obtain such insurance in such amounts as Secured Party deems necessary, and Debtor agrees to repay, with interest at the highest rate applicable to any indebtedness which this Agreement secures, all amounts so expended by Secured Party.

(h)          Debtor represents and warrants to Secured Party that all financial statements, income tax returns and credit information delivered by Debtor to Secured Party accurately reflect the financial condition and operations of Debtor at the times and for the periods therein stated. So long as this Agreement is in force and effect, Debtor agrees to deliver to Secured Party within one hundred twenty (120) calendar days after the end of each of Debtor's fiscal years, a complete and accurate copy of the consolidated audited financial statements (with notes) of Debtor prepared by an independent certified public accountant acceptable to Secured party ("CPA"), including statements of cash flow, and a balance sheet and statement of income, together with all schedules, all prepared in accordance with generally accepted accounting principles ("GAAP"). Debtor shall provide Secured Party with a copy of its federal income tax return within fifteen (15) days of filing (including all schedules and extensions). Debtor shall also provide internally prepared condensed monthly statements without notes but otherwise meeting all the requirements of the annual statements no later than thirty (30) days after each month end and internally prepared condensed quarterly financial statements with partial notes (which are included included in the Form 10-Q) but otherwise meeting all the requirements of the annual statements no later than forty five (45) days after the end of each fiscal quarter end or such other date as requested by Seemed Party for statements other than the quarterly statements, acceptable to Security Party and its accountants as well as financial statements at such other times as requested by Security Party.

(i)          Secured Party shall not be deemed to have waived any of its rights in any Collateral unless such waiver is in writing and signed by an authorized representative of Secured Party. No delay or omission by Secured Party in exercising any of Secured Party's rights shall operate as a waiver thereof or of any other rights. Secured Party shall have, in addition to all other rights and remedies provided by this Agreement or applicable law, the rights and remedies of a secured party under the Uniform Commercial Code.

(j)          Debtor will maintain the Collateral in good condition and repair, reasonable wear and tear excepted, and will pay promptly all taxes, levies, and encumbrances and all repair, maintenance and preservation costs pertaining to the Collateral. If Debtor fails to make such payments, Secured Party shall have the option, but not the obligation, to pay the same and Debtor agrees to repay, with interest at the highest rate applicable to any indebtedness which this Agreement secures, all amounts so expended by Secured Party. Debtor will at any time and from time to time, upon request of Secured Party, give any representative of Secured Party access during normal business hours to inspect the Collateral or the books and records thereof.

(k)          Debtor agrees to pay to Secured Party on demand all expenses, including reasonable attorney fees and expenses, incurred by Secured Party in protecting or enforcing its rights in the Collateral or otherwise under this Agreement. After deducting all said expenses, the remainder of any proceeds of sale or other disposition of the Collateral shall be applied to the indebtedness due Secured Party in such order of preference as Secured Party shall determine.

(1)         Debtor hereby agrees to faithfully preserve and protect Secured Party's security interest in the Collateral at all times, and further agrees to execute and deliver, from time to time, any and all further, or other, documents, instruments, continuation statements and perform or refrain from performing such acts, as Secured Party may reasonably request to effect the purposes of this Agreement and to secure to Secured Party the benefits of all the rights, authorities and remedies conferred upon Secured Party by the terms of this Agreement. Debtor shall permit, or cause to be permitted, at Debtor's expense, representatives of Secured Party to inspect and make copies of the books and records of Debtor relating to the Collateral at any reasonable time or times upon prior notice.

4.          Loan Disbursements. Disbursements under the Note shall be made directly by the Secured Party to Debtor upon no less than seven (7) business days of written request from Debtor to Secured Party. All disbursements hereunder shall be for the purpose of providing funding for a mutually agreeable written plan between the Secured Party and the Debtor for marketing and advertising of the Debtor's and/or its wholly-owned subsidiaries' products which may include reimbursement to the Debtor for marketing and advertising expenses prepaid by the Debtor.

5.          Defaults. The occurrence of any of the following events shall constitute a default hereunder:

(a)         the Debtor shall default in the payment of principal of or interest on the Note or any other obligation to Secured Party as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five (5) Business Days after the date such interest payment was due, or the Debtor shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under the Note, this Loan Agreement or any other agreement or document secured hereby or any other encumbrance or agreement securing the Note which remains uncured for ten (10) Business Days after the delivery to the Debtor of written notice that the Debtor is in default hereunder or thereunder;

(b)          The breach of or failure to perform promptly any obligation or covenant set forth in this Agreement, the Note or any other agreement secured hereby or securing the Note unless otherwise approved in advance by Secured Party.

(c)          The suspension of business, insolvency, failure generally to pay debts as they became due, or the commission of any act constituting or resulting in a business failure, in each case on the part of the business of Debtor; the concealment or removal of any substantial portion of Debtor's property with the intent to hinder, delay or defraud any one or more creditors, or the making of any other transfer which is fraudulent or otherwise voidable under the Bankruptcy Code or other applicable federal or state law; the existence or creation of any lien, including without limitation any tax or judgment lien, upon the Collateral or any substantial part of Debtor's property; an assignment for the benefit of creditors; the commencement of any proceedings by or against Debtor (under the Bankruptcy Code or otherwise) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee or custodian for Debtor or for the Collateral or a substantial part of the property of Debtor; or the institution by Debtor or any other person or entity of any liquidation, dissolution or reorganization proceedings with respect to Debtor;

(d)          The failure to effectively and promptly discharge, stay or indemnify against, to Secured Party's satisfaction, any lien or attachment against any of Debtor's property or the Collateral;

(e)          Any representation or warranty contained herein or in any other document delivered by or on behalf of Debtor to Secured Party shall be false or misleading when made;

(f)          If Secured Party, in good faith, believes the prospect of payment secured by this Agreement is impaired, or believes that any of the Collateral is in danger of loss, misuse, seizure or confiscation;

(g)          The occurrence of any of the following without the Secured Party's written consent, which consent shall be in Secured Party's sole discretion: the transfer of any of the Debtor's assets not in the ordinary course of business; the merger or consolidation of Debtor with another company or entity; the change of the Debtor's name; the liquidation of Debtor.

6.           Remedies.

(a) Upon the occurrence of any default under this Agreement, Secured Party is authorized in its discretion to declare any or all of the indebtedness to be immediately due and payable without demand or notice to Debtor, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under applicable law, including without limitation the Uniform Commercial Code, such rights and remedies to include without limitation the right to take possession and sell, lease or otherwise dispose of the Collateral. If reasonable notice of any disposition of Collateral or other enforcement is required, such requirement will be met if such notice is mailed, postage pre-paid, to the address of Debtor shown below Debtor's signature on this Agreement at least fifteen (15) days prior to the time of disposition or other enforcement. Debtor agrees that upon demand by Secured Party after default, Debtor will promptly assemble the Collateral and make the Collateral available to Secured Party at a place convenient to Secured Party.

(b) Debtor agrees that all of the Collateral and all of the other security which may be granted to Secured Party in connection with the obligations secured hereby constitute equal security for all of the obligations secured hereby, and agrees that Secured Party shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Secured Party shall determine in its sole and absolute discretion, free of any requirement for the marshaling of assets or other restriction upon Secured Party in dealing with the Collateral or such other security.

(c) Upon the occurrence of any default under this Agreement, Debtor hereby irrevocably constitute and appoints Secured Party (and any employee or agent of Secured Party) as Debtor's true and lawful attorney-in-fact with full power of substitution, in Secured Party's name or Debtor's name or otherwise, for Secured Party's sole use and benefit, at Debtor's cost and expense, to exercise the following powers with respect to the Collateral:

(1)         To demand, sue for collection, receive, and give acquittance for any and all monies due or owing with respect to the Collateral;

(2)         To receive, take, endorse Debtor's name on, assign and deliver any checks, notes, drafts, documents or other instruments taken or received by Secured Party in connection with the Collateral;

(3)         To settle, compromise, prosecute, or defend any action or proceeding with respect to the Collateral;

(4)         To sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds thereof, as fully as if Secured Party were the absolute Debtor thereof.

(5)         To sign Debtor's name to and file financing statements or such other documents and instruments as Secured Party may deem appropriate.

(6)         To take any and all action that Secured Party deems necessary or proper to preserve its interest in the Collateral, including without limitation, the payment of debts of Debtor that might impair the Collateral or Secured Party's security interest therein, the purchase of insurance on the Collateral, the repair or safeguard of the Collateral, or the payment of taxes thereon.

(7)         To notify account debtors of Secured Party's security interest in Debtor's accounts and to instruct them to make payment directly to Secured Party.

(8)         To assume management (by Secured Party or by an affiliate of Secured Party) of the Debtor's business.

(d) Debtor agrees that the powers of attorney granted herein are coupled with an interest and shall be irrevocable until full, final and irrevocable payment and performance of the indebtedness secured hereby; and that neither Secured Party nor any officer, director, employee or agent of Secured Party shall be liable for any act or omission, or for any mistake or error of judgment, in connection with any such powers.

(e) Notwithstanding the foregoing, Secured Party shall be under no duty to exercise any such powers, or to collect any amount due on the Collateral, to realize on the Collateral, to keep the Collateral, to make any presentment, demand or notice of protest in connection with the Collateral, or to perform any other act relating to the enforcement, collection or protection of the Collateral.

(f) This Agreement shall not prejudice the right of Secured Party at its option to enforce the collection of any indebtedness secured hereby or any other instrument executed in connection with this transaction, by suit or in any other lawful manner. No right or remedy is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative to every other right or remedy herein or conferred in any other agreement or document for the benefit of Secured Party, or now or hereafter existing at law or in equity.

7.          Miscellaneous.

(a) This Agreement and the security interest in the Collateral created hereby shall terminate when the indebtedness has been fully, finally and irrevocably paid and all other obligations of Debtor to Secured Party have been performed in full. Prior to such termination, this shall be a continuing agreement.

(b) TIDS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. DEBTOR CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND THE FEDERAL COURTS LOCATED IN FLORIDA SO THAT SECURED PARTY MAY SUE DEBTOR IN FLORIDA TO ENFORCE THIS AGREEMENT. DEBTOR AGREES NOT TO CLAIM THAT FLORIDA IS AN INCONVENIENT PLACE FOR TRIAL. AT SECURED PARTY'S OPTION, THE VENUE (LOCATION) OF ANY SUIT TO ENFORCE THIS AGREEMENT MAY BE IN PALM BEACH COUNTY, FLORIDA. DEBTOR HEREBY IRREVOCABLY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO DEBTOR AT THE ADDRESS PROVIDED FOR NOTICES UNDER THIS AGREEMENT.

(c) DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING BUT NOT LIMITED TO) ANY CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN. DEBTOR ALSO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO ANY SPECIAL INCIDENTIAL OR CONSEQUENTIAL DAMAGES. DEBTOR ACKNOWLEDGES THAT THE SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS AGREEMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

(d) This Agreement shall inure to the benefit of Secured Party, its successors and assigns and to any other holder who derives from Secured Party title to or an interest in the indebtedness which this Agreement secures, and shall be binding upon Debtor, its successors and assigns.

(e) In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(f) The Debtor agrees to cooperate promptly with the Secured Party and its agent in the correction or completion of the loan closing documents if deemed necessary or desirable by Secured Party. Debtor understands that this may include correction or execution of a new note and mortgage to reflect the agreed terms.

(g) Any provision to the contrary notwithstanding contained herein or in the Note or in any other instrument now or hereafter evidencing, securing or otherwise relating to any secured indebtedness, neither Secured Party nor any other holder of the secured indebtedness shall be entitled to receive or collect, nor shall Debtor be obligated to pay, interest on any of the secured indebtedness in excess of the maximum rate of interest at the particular time in question, if any, which, under applicable law, may be charged to Debtor (herein the "Maximum Rate"), provided that the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Debtor from time to time as of the effective time of each change in the Maximum Rate, and if any provision herein or in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision herein or in the Note or in such other instrument. The intention of the parties being to conform strictly to the usury limitations under applicable law, the Note, this Agreement, and each other instrument now or hereafter evidencing or relating to any secured indebtedness shall be held subject to reduction to the amount allowed under said applicable law as now or hereafter construed by the courts having jurisdiction.

(h) All notices pursuant to this Security Agreement shall be in writing and shall be directed to the addresses set forth below or such other address as may be specified in writing, by certified or registered mail, return receipt requested by the party to which or whom notices are to be given. Notices shall be deemed to be given upon sender's obtaining a receipt (or refusal of receipt) from the U.S. Postal Service for such certified or registered mail delivery, upon personal delivery to an officer of the Debtor, or the day following prepaid delivery to a recognized overnight commercial carrier.

(i) The singular used herein shall include the plural.

G) If more than one party shall execute this Agreement as "Debtor", the term "Debtor" shall mean all such parties executing this Agreement, and all such parties shall be jointly and severally obligated hereunder.

(k) A photocopy or other reproduction of this Agreement or of any financing statement is sufficient as a financing statement and may be filed as a financing statement in any government office.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.

Dated: July 12, 2010.

Signed sealed and delivered
in the presence of:	DEBTOR:

CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC.

_________

By:
Name: Geary Cotton
Title: CFO

(Corporate Seal)

Address:	140 N.E. 4th Avenue, Suite C
Delray Beach, Florida 33483

STATE OF FLORIDA	)
ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this __________________, 2010, by GEARY COTTON as CFO of CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC. on behalf of the corporation. He is personally known to me or has produced a Florida driver's license as identification.

Notary Public, State of Florida
My Commission Expires: {Seal}

SECURED PARTY:

CD FINANCIAL, LLC, a Florida
limited liability company

By:
William H. Milmoe, Manager

Address: 3299 N.W. 2nd Avenue
Boca Raton, FL 33431

STATE OF FLORIDA	)
ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this__________________, 2010, by WILLIAM H. MILMOE as Manager of CD FINANCIAL, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or has produced a Florida driver's license as identification.

Notary Public, State of Florida
My Commission Expires: {Seal}

SCHEDULE1

(Description of Personal Property)

This is Schedule 1 to the Security Agreement dated effective July          , 2010 between CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC. (hereinafter called "Debtor") and CD FINANCIAL, LLC, a Florida limited liability company (hereinafter called "Secured Party").

A continuing security interest in all properties, assets and rights of the Debtor now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated (hereinafter, collectively called the "Collateral").

Without limitation of the foregoing, the Collateral includes the following:

(i)	all Accounts;;
(ii)	all Chattel Paper;
(iii)	all Commercial Tort Claims;
(iv)	all Consignments;
(v)	all Contracts;
(vi)	all Copyrights;
(vii)	all Copyright Licenses;
(viii)	all Deposit Accounts;
(ix)	all Documents;
(x)	all Encumbrance(s);
(xi)	all Equipment;
(xii)	all Fixtures;
(xiii)	all Goods;
(xiv)	all General Intangibles;
(xv)	all Health-Care-Insurance Receivables;
(xvi)	all Instruments;
(xvii)	all Inventory;
(xviii)	all Investment Property;
(xix)	all Letter-of-Credit Rights;
(xx)	all Letters of Credit;
(xxi)	all Patents;
(xxii)	all Patent Licenses;
(xxiii)	all Payment Intangibles;
(xxiv)	all Promissory Note(s);
(xxv)	all Software;
(xxvi)	all Supporting Obligations;
(xxvii)	all Tangible Chattel Paper;
(xxviii)	all Trademarks;
(xxix)	all Trademark Licenses; and
(xxxii) to the extent not otherwise included, all Proceeds (including condemnation proceeds), all Accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing.

SCHEDULE 2

(Description of Real Property)

This is Schedule 2 to the Security Agreement dated effective July              , 2010 between CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC. (hereinafter called "Debtor") and CD FINANCIAL, LLC, a Florida limited liability company (hereinafter called "Secured Party").

NONE

EXECUTION COPY

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement, dated April 16, 2015 (the “Amendment”), amends and modifies that certain Loan and Security Agreement, dated as July 12, 2010 (the “Loan Agreement”), between CELSIUS HOLDINGS, INC., a Nevada corporation authorized to do business as Celsius Products Holdings, Inc. (“Borrower”), and CD FINANCIAL, LLC, a Florida limited liability company (“the “Lender”).

Preliminary Statements

A.           Pursuant to the Loan Agreement, Borrower was authorized to borrow, on a non-revolving basis, up to $3,000,000 and in connection therewith entered in to a Promissory Note, of even date therewith (the “Original Note”).

B.           Subsequent to entering into the Loan Agreement and Original Note, Borrower and Lender entered into numerous amendments and restatements of the Original Note (collectively, the “Note”) increasing the principal amount available for borrowings under the Loan Agreement and Note to $9,800,000 and extending the Maturity Date to December 31, 2016.

C.           As of the date hereof, the principal amount of $8,800,000 is due and owing by Borrower to Lender under the Note.

D.           Pursuant to the Loan Agreement, amounts outstanding under the Loan Agreement and Note are secured by the grant by Borrower of a blanket lien and encumbrance on the Borrower’s assets.

E.           As a condition to the consummation of the sale by Borrower of up to $11,500,000 of equity securities pursuant to the terms and conditions of a Common Stock Purchase Agreement, dated as of the date hereof, among the Borrower and the various purchasers thereunder, the Borrower is required to cause the amendment of the Loan Agreement and Note for purposes of (i) permanently reducing the principal amount available for borrowing under the Loan Agreement and Note from $9,800,000 to $4,500,000 and (ii) extend the maturity date of Loan Agreement and Note to January 2, 2020.

F.           In order to accomplish the foregoing, Borrower and Lender have agreed that contemporaneously with the execution of this Amendment, Borrower shall pay Lender $300,000 and cause the conversion of $4,000,000 principal amount outstanding to be converted into shares of newly created Series D Convertible Preferred Stock of the Borrower (the “Series D Preferred Stock”), in accordance with the terms and conditions herein described.

G.           Other than as described in this Amendment, the terms and conditions of the Loan Agreement and Note shall remain in full force and effect.

H.           The Borrower and Lender desire to amend the Loan Agreement and Note in accordance with the foregoing.

Agreement

FOR AND IN CONSIDERATION of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.          Preliminary Statements. The foregoing Preliminary Statements are confirmed by the parties as true and correct and are incorporated herein by reference. The Preliminary Statements are a substantive part of this Amendment.

2.          Payments and Conversion; Reduction of Borrowing Cap.

a.           Contemporaneously with the execution of this Amendment,

i.            the Borrower shall pay Lender $300,000 to be applied to reduce the principal balance owed under the Note; and

ii.         the Lender shall convert $4,000,000 of the outstanding principal amount of the Note into 4,000 shares (the “Preferred Shares”) of the Borrower’s Series D Preferred Stock. A copy of the Certificate of Designation with respect to the Series D Preferred Stock and a copy of the certificate representing the Preferred Shares are attached hereto as Exhibits A and B, respectively. The foregoing conversion shall be deemed a payment by Borrower of $4,000,000 of the outstanding principal amount of the Note in full.

b.           Following the payment and conversion referred to in subsection (a) above, the maximum borrowing available to Borrower under the Loan Agreement will be permanently reduced to $4,500,000.

3.          Amended and Restated Promissory Note. In connection with the payment and conversion described in Section 2 above, contemporaneously with the execution hereof, Borrower shall execute and deliver to Lender an Amended and Restated Promissory Note, a copy of which is attached hereto as Exhibit C (the “A&R Note”). Pursuant to the A&R Note, the principal amount thereof plus accrued and unpaid interest thereon shall become due and payable on January 2, 2020 (the “Maturity Date”). In no event shall the Borrower’s execution and delivery of the A&R Note constitute a repayment, satisfaction or novation of the Note.

4.          No Waiver. The execution, delivery and performance of this Amendment by the Lender and the acceptance by Lender of the performance of the Borrower under this Amendment (a) shall not constitute a waiver or release by Lender of any default that may now or hereafter exist under the Loan Agreement and Note (including the A&R Note), and (b) shall be without prejudice to, and is not a waiver or release of, Lender’s rights at any time in the future to exercise any and all rights conferred upon Lender by the Loan Agreement or otherwise at law or in equity, including, but not limited to, the right to institute foreclosure proceedings against any collateral and/or institute collection proceedings against the Borrower. The Borrower acknowledges and agrees that the amounts payable under the A&R Note are payable without defense, offset, withholding, counterclaim, or deduction of any kind. The Borrower hereby further acknowledges and agrees that: (i) it does not have any claim or cause of action against the Lender in connection with the Note, the A&R Note, the Loan Agreement, this Amendment or otherwise, and (ii) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower that are required to have been performed on or prior to the date hereof.

 2

5.          Conditions Precedent. Lender’s willingness to enter into this Amendment, and the effectiveness hereof, is subject to following:

(a)          Borrower shall have delivered to Lender an executed copy of this Amendment;

(b)          Borrower shall have executed and delivered the A&R Note to Lender;

(c)          Borrower shall have delivered to Lender a certificate representing the Preferred Shares;

(d)          Borrower shall have delivered a copy of the resolutions authorizing the execution, delivery and performance of this Amendment;

(e)          The representations and warranties of the Borrower contained herein shall be true, correct and complete in all material respects; and

(f)          No default under the Loan Agreement and Note shall have occurred and be continuing.

6.          Acknowledgement of Security Interest. Borrower acknowledges the validity of Lender’s security interest in the Collateral (as defined in the Loan Agreement) and acknowledges and agrees that the Collateral shall secure the indebtedness as evidenced by the A&R Note.

7.          Representations and Warranties. In order to induce the Lender to execute, deliver and perform this Amendment, Borrower represents and warrants to the Lender as follows:

a.           Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

 3

b.           Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment, and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment by Borrower and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Borrower and no further action is required by Borrower. This Amendment has been duly executed by Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

c.           The Preferred Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and rights of first refusal of any kind. Based in part upon the representations of Lender set forth in Section 8 below, the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

d.           The Borrower’s execution, delivery and performance of this Amendment and the consummation by Borrower of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Borrower’s Articles of Incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing an the Company debt or otherwise) to which Borrower is a party or by which any property or asset of Borrower is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Borrower is subject (including federal and state securities laws and regulations), or by which any property or asset of Borrower is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect.

e.           Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Borrower of this Amendment, other than filings which may be required under federal and state securities laws.

8.          Representations and Warranties of the Lender. The Lender hereby represents and warrants to Borrower as follows:

a.           Lender has all necessary power and authority (corporate or otherwise) to execute and deliver this Amendment and to carry out its provisions. All action on Lender’s part required for the lawful execution and delivery of this Amendment has been taken. Upon its execution and delivery, this Amendment will be a valid and binding obligation of Lender, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

 4

b.           Lender is acquiring the Preferred Shares for the Lender’s own account. Lender is acquiring the Preferred Shares for investment purposes only and not with a view to or for distributing or reselling the Preferred Shares or any part thereof or interest therein, without prejudice, however, to Lender’s right at all times to sell or otherwise dispose of all or any part of the Preferred Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and in compliance with applicable state securities laws or under an exemption from such registration.

c.           Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

d.           Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, and has so evaluated the merits and risks of such investment.

e.           Lender is able to bear the economic risk of an investment in the Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

f.            Lender acknowledges that it has been afforded (i) the opportunity to ask such questions as Lender has deemed necessary of, and to receive answers from, representatives of Borrower concerning the terms and conditions of the issuance of the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about Borrower and Borrower’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Lender to evaluate the investment; and (iii) the opportunity to obtain such additional information that Borrower possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein.

g.           Lender understands and acknowledges that (i) the Preferred Shares are being issued to Lender without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws; and (ii) the availability of such exemption depends in part on, and Borrower will rely upon the accuracy and truthfulness of, the foregoing Lender representations and Lender hereby consents to such reliance.

 5

h.           Lender understands that the certificates evidencing the Preferred Shares will bear the following or similar legends for as long as required by the Securities Act and applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

9.          Miscellaneous.

a.           In the event of any conflict or inconsistency between the terms of this Amendment and the Loan Agreement, this Amendment shall govern and prevail.

b.           This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

c.           The headings of sections and paragraphs in this Amendment are for convenience of reference only and shall not in any way affect the interpretation or construction of this Amendment.

d.           THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT MAY CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY, AND FEDERAL LAW, AS APPLICABLE. THE PARTIES AGREE THAT VENUE OF ANY ACTION OR CLAIM SHALL BE IN ANY FEDERAL OR STATE COURT LOCATED IN PALM BEACH COUNTY, FLORIDA.

 6

e.           The representations and warranties of the parties in this Agreement shall survive the execution and delivery hereof.

f.            The terms and conditions set forth in this Amendment are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Amendment or any documentation prepared pursuant to or in connection with this Amendment shall not be construed against any of the parties because of draftsmanship.

g.           Time is of the essence of this Agreement.

h.           No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

10.         THIS AMENDMENT, THE A&R NOTE AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.         This Amendment may be executed in one or more counterparts (including by way of electronic transmission), each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

[Signature page follows]

 7

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

BORROWER:
CELSIUS HOLDINGS, INC.

By:
Name: Gerry David
Title: CEO

LENDER:
CD FINANCIAL, LLC

By:
Name: William H. Milmoe
Title: Manager

 8

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske	20150172651-30
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/16/2015 9:35 AM
	Entity Number E0241042005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See attached Certificate of Designation of Series D Convertible Preferred Stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer John Fieldly CFO

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

CELSIUS HOLDINGS, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK

Celsius Holdings, Inc., a Nevada corporation (the "***Company***"), acting pursuant to Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada, does hereby submit the following Certificate of Designation of newly created Series D Convertible Preferred Stock (this "***Certificate***").

FIRST: The name of the Company is Celsius Holdings, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company (the "***Board of Directors***"), the following resolutions were duly adopted:

WHEREAS the Articles of Incorporation of the Company (as amended and restated, the "***Articles of Incorporation***") authorizes Preferred Stock consisting of 2,500,000 shares, par value $0.001 per share, issuable from time to time in one or more series;

WHEREAS the Board of Directors is authorized, subject to limitations prescribed by law and by the provisions of Article 4.01 of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 4.01 of the Articles of Incorporation there is hereby established a new series of 4,000 shares of Series D Convertible Preferred Stock of the Company (the ***"Series D Preferred Stock"***) to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article 4.01 as follows:

Section 1. Designation and Number of Shares; Defined Terms.

(a) Designation. The series will be known as the "Series D Convertible Preferred Stock" and will be a Series D consisting of 4,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series D Preferred Stock shall be One Thousand Dollars ($1,000) (the "***Stated Value***").

(b) Defined Terms. When used herein, the terms below shall have the respective meanings indicated:

"A&R Note" means that certain Amended and Restated Promissory Note, dated as of April 16, 2015, in the principal amount of $4,500,000 issued by the Company to CD Financial.

"Amendment" means that certain Amendment to Loan and Security Agreement, dated as of April 16, 2015, between the Company and CD Financial.

"Capital Stock" means the capital stock of the Company, including, without limitation, the Series D Preferred Stock.

"CD Financial" means CD Financial, LLC, a Florida limited liability company, and its successors and permitted assigns.

"Change of Control" means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any subsidiary of the Company (each a "***Company Subsidiary***") to a Person other than the Company or another Company Subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (e) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company;; and (f) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

"Continuing Director" means, at any date, a member of the Board of Directors (i) who was a member of such board on the effective date of this Certificate or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

"Conversion Price" means $0.86 per share, as appropriately adjusted for stock splits, stock dividends and similar events.

"Common Stock" means the Company's common stock, par value $0.001per share.

"Company" means Celsius Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

"Default Interest Rate" means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

"Delivery Default Amount" means, with respect to a Delivery Default of (i) Dividends, the amount of such Dividends subject to such Delivery Default as of the date on which such Dividends were required to be delivered; and (ii) Maturity Shares, Mandatory Redemption Shares or Conversion Shares, the product of (x) the number of the Maturity Shares, Mandatory Redemption Shares or Conversion Shares, as the case may be, subject to such Delivery Default *multiplied by* (y) the VWAP as of the date on which such Maturity Shares or Conversion Shares were required to be delivered.

"Holder" means any Person that holds any Shares.

"Liquidation Event" means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in *clause (i)* above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

"Market Price" means the weighted average of the ten daily VWAPs for the 10 Trading Days immediately preceding the applicable date of determination.

"Material Adverse Effect" means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of the Company's or the Company Subsidiary's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, as the case may be.

"Person" means an individual, a corporation, partnership, limited liability company, association, trust, or other legal entity or organization.

"Series D Preferred Stock" has the meaning specified in the recitals of this Certificate.

"Shares" means shares of Series D Preferred Stock.

"Stated Value" has the meaning specified in *Section 1(a).*

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Nasdaq.com or, if Nasdaq.com is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of such determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

(c) Cross References. The terms below are defined in the sections of this Certificate indicated below:

"Board of Directors:	*Preamble*
"Certificate"	*Preamble*
"Articles of Incorporation"	*Recitals*
"Conversion"	*Section 8(a)*
"Conversion Date"	*Section 8(b)*
"Conversion Delivery Date"	*Section 8(c)*
"Conversion Notice"	*Section 8(b)*
"Conversion Shares"	*Section 8(a)*
"Deliverable Shares"	*Section 10(b)*
"Delivery Default"	*Section 10(b)*
"Delivery Default Date"	*Section 10(b)*
"Delivery Default Payments"	*Section 10(b)*
"Dividend Payment Date"	*Section 2(b)*
"Dividends"	*Section 2(a)*
"DTC"	*Section 10(a)*
"DWAC"	*Section 10(a)*
"Early Redemption"	*Section 7(a)*
"Early Redemption Date"	*Section 7(a)*

"Early Redemption Notice"	*Section 7(a)*
"Early Redemption Price"	*Section 7(b)*
"Issue Date"	*Section (a)*
"Junior Stock"	*Section (b)*
"Liquidation Preference"	*Section 4(a)*
"Mandatory Redemption"	*Section 6(a)*
"Mandatory Redemption Date"	*Section 6(c)*
"Mandatory Redemption Event"	*Section 6(a)*
"Mandatory Redemption Notice"	*Section 6(c)*
"Mandatory Redemption Price"	*Section 6(b)*
"Maturity Date"	*Section 3(a)*
"Maturity Shares"	*Section 3(b)*
"Maturity Share Delivery Date"	*Section 3(b)*
"Transfer Agent"	*Section 10(a)*

(e) Usage. All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import contained in this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

Section 2. Dividends.

(a) Dividend Rate. Dividends (the ***"Dividends")*** *shall* accrue on the Stated Value of each Share at an annual rate equal to five percent (5%), computed on the basis of a 360-day year (consisting of 12 months of 30 days each) and calculated using the actual number of days elapsed since and including the date on which such Share was issued (the ***"Issue Date")*** or the date on which Dividends were most recently paid, as the case may be.

(b) Dividend Payment Date. The Holder shall be entitled to receive Dividends in preference to the payment of dividends to any holders of the Company's common stock or any other class or series of preferred stock (collectively, the ***"Junior Stock")***, the accrued and unpaid Dividends for each Share held by such Holder on the last Business Day of each fiscal quarter of the Company (each, a ***"Dividend Payment Date")***.

(c) Payment of Dividend in Cash. The Company shall pay all Dividends in cash or other immediately available funds. On or before the fifth (5th) Business Day following a Dividend Payment Date, the Company must deliver to each Holder the Dividend payable to such Holder in cash or other immediately available funds.

Section 3. Maturity Date.

(a) Payment at Maturity. All Shares shall mature on the earlier to occur of (i) the maturity date of the A&R Note and (ii) such date that the A&R Note is repaid in full (the ***"Maturity Date")***. On the Maturity Date, the Company shall pay to the Holder the aggregate Liquidation Preference for such Holder's Shares in accordance with this *Section 3*.

(b) Payment in Shares of Common Stock. The Company shall pay the amount due on the Maturity Date in kind with shares of Common Stock. The number of shares of Common Stock to be issuable to a Holder on the Maturity Date (the ***"Maturity Shares"***) shall be equal to the quotient of (x) the aggregate Liquidation Preference for such Holder's Shares on the Maturity Date *divided by* (y) the Conversion Price in effect as of the Maturity Date. On or before the third (3rd) Business Day following the Maturity Date (the ***"Maturity Share Delivery Date"***), the Company must deliver to each Holder the Maturity Shares issuable to the Holder under this Section 3 in accordance with the provisions of Section 10, as applicable.

Section 4. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each Holder shall be entitled to receive pari passu with the holders of the Company's Series C Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Junior Stock, an amount (the ***"Liquidation Preference"***) equal to (A) $1,000 per Share held by such Holder, *plus* (B) a further amount equal to any Dividends accrued but unpaid on such Shares. If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the stockholders of the Company are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed to the Holders in proportion to the relative aggregate Liquidation Preferences of the Shares held by such Holders. The Liquidation Preference set forth in this *Section 4(a)* shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations. Such Liquidation Preference shall be paid in lieu of any conversion into and distribution on any shares of Common Stock issuable upon conversion of the Series D Preferred Stock, unless the Holder elects to convert such Holder's shares of Series D Preferred Stock into Common Stock.

(b) Noncash Distributions. If any of the assets of the Company are to be distributed other than in cash under this *Section 4*, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Capital Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Capital Stock of the appraiser's valuation.

Section 5. Covenants and Agreements.

(a) Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company Subsidiary to:

(i) maintain its corporate existence in good standing;

(ii) comply with all governmental requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) comply with all agreements, documents and instruments binding on it or affecting its properties and assets or business, including, without limitation, all material contracts to which the Company is a party, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv) provide each Holder with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders; and

(v) maintain commercially reasonable insurance coverage (including D&O insurance) for each of the Company and Company Subsidiaries.

(b) Certain Negative Covenants of the Company. The Company shall not, and shall cause each Company Subsidiary not to:

(i) enter into any transaction or arrangement with any affiliate, employee, officer, director or shareholder of the Company or Company Subsidiary, unless such transaction is effectuated on an arms' length basis and approved by the directors of the Company or such Company Subsidiary, as the case may be;

(ii) dispose of all or any part of its Property unless (i) such disposition is in the ordinary course of business and for fair market value, and (ii) such Property is not material to the Company's or any Company Subsidiary's business, operations or financial condition or performance; or

(iii) consent to or implement any termination, amendment, modification, supplement or waiver of the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any Company Subsidiary which could reasonably be expected to adversely affect the rights of any Holder hereunder.

Section 6. Mandatory Redemption.

(a) Mandatory Redemption Event. Each Holder shall have the right, at its election, to require the Company to redeem all or any portion of the Shares held by such Holder (a "***Mandatory Redemption***") in exchange for cash or Common Stock upon the occurrence of any of the following events (each, a "***Mandatory Redemption Event***"):

(i) any representation or warranty of the Company set forth in the Amendment was not true and correct in all material respects as of the date when made;

(ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in Section 5 or any other provision of this Certificate that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which a Holder delivers written notice thereof to the Company; or

(iii) a Change of Control.

(b) Mandatory Redemption Price. The cash amount payable upon a Mandatory Redemption Event (the "***Mandatory Redemption Price***") shall be equal to the greater of (i) the aggregate Liquidation Preference for the Shares being redeemed as of the Mandatory Redemption Date and (ii) the aggregate Liquidation Preference for such Shares *divided by* the Conversion Price *multiplied by* the Market Price in effect on the Mandatory Redemption Date. The number of shares of Common Stock issuable upon a Mandatory Redemption Event shall be equal to the quotient of (x) the Mandatory Redemption Price *divided by* (y) the Conversion Price (the "***Mandatory Redemption Shares***").

(c) Payment of Mandatory Redemption Price and Delivery of Mandatory Redemption Shares. The Company shall pay in cash the Mandatory Redemption Price or deliver the Mandatory Redemption Shares to the Holder exercising its right to redemption on or prior to the fifth (5th) Business Day following the date on which such Holder delivers written notice (the "***Mandatory Redemption Notice***") to the Company demanding the redemption of such Holder's Shares pursuant to this *Section 6* and specifying the number of Shares to be redeemed (such fifth (5th) Business Day being referred to herein as the "***Mandatory Redemption Date***"). If the Company fails to pay the Mandatory Redemption Price or deliver the Mandatory Redemption Shares in accordance with the provisions of *Section 10* to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 7. Early Redemption.

(a) General. The Company shall have the right at any time on or after December 31, 2016 to redeem all but not less than all of the outstanding Shares in exchange for cash or shares of Common Stock (an "***Early Redemption***"). For the avoidance of doubt, the Company shall not have the right to redeem any Shares prior to January 1, 2017. In order to effectuate an Early Redemption, the Company must deliver written notice thereof to each Holder (an "***Early Redemption Notice***"), and such notice shall specify the date on which such early redemption shall be effectuated (the "***Early Redemption Date***"), *provided* that the Early Redemption Date must be at least sixty (60) days following the date on which the Early Redemption Notice has been delivered to all of the Holders. Notwithstanding the foregoing, if a Holder delivers a Mandatory Redemption Notice or Conversion Notice at any time prior to the Early Redemption Date, then the provisions of this Certificate applicable to such Mandatory Redemption or Conversion, as applicable, including the Company's obligation to pay the amounts or deliver shares of Common Stock in connection with such Mandatory Redemption or Conversion, as applicable, shall apply and control.

(b) Early Redemption Price. The amount payable upon an Early Redemption (the ***"Early Redemption Price"***) shall be equal to 104% of the aggregate Liquidation Preference for the Shares being redeemed.

(c) Payment of Early Redemption Price. The Company shall pay in cash the Early Redemption Price to each Holder on the Early Redemption Date. If the Company fails to pay the Early Redemption Price on or before the Early Redemption Date, such Holder shall be entitled to interest thereon, from and after the Early Redemption Date until the Early Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

Section 8. Conversion. The Series D Preferred Stock shall be convertible into Common Stock as follows:

(a) Right to Convert; Number of Conversion Shares. Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Shares held by such Holder into such number of fully paid and non-assessable shares (the ***"Conversion Shares"***) of Common Stock as is determined in accordance with the terms hereof (a ***"Conversion"***). The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(b) Conversion Notice. In order to convert Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 5:00p.m., New York City time, on the date on which such Holder wishes to effect such Conversion (the ***"Conversion Date"***), a notice of conversion (a ***"Conversion Notice"***) stating the number of Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion. Such Holder shall thereafter send the certificate or certificates representing the Shares being converted to the Company. The Company shall issue a new certificate for Shares to such Holder in the event that less than all of the Shares represented by a certificate are converted; *provided, however,* that the failure of the Company to deliver such new certificate shall not affect the right of such Holder to submit a further Conversion Notice with respect to such Shares and, in any such case, such Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to *Section 9),* the

Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in *Section 10* and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the fifth (5th) Business Day following the Conversion Date set forth in such Conversion Notice (the ***"Conversion Delivery Date")***, issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to *Section 8(a); provided, however,* that any Conversion Shares that are the subject of the dispute procedure described in *Section 8(b)* shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Company must deliver to each Holder the Conversion Shares issuable to such Holder under this *Section 8* in accordance with the provisions of *Section 10.*

Section 9. Adjustment of Conversion Price. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by (i) a stock dividend payable in (x) shares of Common Stock (other than dividends payable pursuant to the Series D Preferred Stock), or (y) options to purchase or rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock, or (ii) a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series D Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(b) Reverse Stock Splits and Stock Combinations. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(c) Distributions. In case the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in such case, each Holder shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Holder's Shares are then convertible at the Conversion Price in effect on the record date for such distribution.

(d) Capital Reorganization. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all of the properties and assets of the Company as an entirety to any other Person, the Shares shall, if such event is not deemed a liquidation for purposes of *Section 4,* after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such Holder had converted its Shares into Common Stock. The provisions of this *Section 9(d)* shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this *Section 9(d)* shall not affect the Holders right to effect a Mandatory Redemption if any of the transactions described in this *Section 9(d)* also constitute a Mandatory Redemption Event.

(e) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this *Section 9* shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this *Section 9,* the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the Series D Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each Holder at least ten (10) Business Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

Section 10. Delivery of Shares. The provisions of this *Section 10* shall apply to all deliveries of Maturity Shares, Mandatory Redemption Shares and Conversion Shares (collectively, the ***"Deliverable Shares"***):

(a) Method of Delivery. The Company or its designated transfer agent (the ***"Transfer Agent"***) shall effect all deliveries of Deliverable Shares required to be delivered to a Holder by issuing and delivering such Deliverable Shares to the Depository Trust Company ***("DTC")*** account on such Holder's behalf via the Deposit Withdrawal Agent Commission System ***("DWAC")***. Notwithstanding the foregoing, the delivery of any Deliverable Shares to the extent such Deliverable Shares are restricted and may not be delivered in accordance with the preceding sentence, and (iii) any other Deliverable Shares to the extent such Holder requests in writing, shall be effected by delivering to such Holder or its nominee physical certificates representing such Deliverable Shares no later than the close of business on the date on which such Deliverable Shares are due. Deliverable Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Deliverable Shares (x) has been or will be made (as certified in writing by such Holder to the Company) pursuant to an effective registration statement, (y) has been made pursuant to Rule 144 under the Securities Act, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(b) Failure to Deliver.

(i) In the event that, for any reason, a Holder has not timely received the number of Deliverable Shares required to be delivered to such Holder, or the Deliverable Shares so delivered contain a restrictive legend in spite of such Holder complying with the requirements described in *clause (x), (y)* or *(z)* of *Section 10(a)*, on or before the delivery date for such Deliverable Shares (a ***"Delivery Default"***, and the date on which such delivery was required to be made, the ***"Delivery Default Date"***), the Company shall pay to such Holder payments ***("Delivery Default Payments")*** in the amount of (A) (N/360) *multiplied by* (B) the applicable Delivery Default Amount *multiplied by* (C) the Default Interest Rate, where "N" equals the number of days elapsed between the date on which such Deliverable Shares were to be delivered (or date on which the restrictive legend was to be removed from such Deliverable Shares) and the date on which such Delivery Default has been cured. Amounts payable pursuant to the preceding sentence shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from such Holder to the Company specifying the amount owed to it by the Company.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Deliverable Shares on the applicable delivery date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale lawfully effected in anticipation of receiving Deliverable Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased *minus* (B) the aggregate amount received by such Holder upon the sale of such Deliverable Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(c) Fractional Shares. No fractional Deliverable Shares shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Market Price determined as of the required delivery date in the case of a fractional share of Common Stock.

Section 11. Reservation of Deliverable Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock and shares of Common Stock solely for the purpose of effecting the delivery of the Deliverable Shares as shall from time to time be sufficient to effect all of the delivery requirements under this Certificate, and if at any time the number of authorized but unissued shares of Series D Preferred Stock or shares of Common Stock shall not be sufficient to effect any of the delivery requirements under this Certificate, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

Section 12. Voting Rights; Protective Provisions; Waivers.

(a) Voting Rights. Each Share shall have the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the Conversion Price then in effect. The Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders) in the same manner as notification sent to holders of Common Stock.

(b) Protective Provisions. So long as any Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than two- thirds of the Shares then outstanding:

(i) alter, change, modify or amend (x) the terms of the Series D Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series D Preferred Stock;

(iii) create or issue any new class or series of capital stock,

or increase the authorized number of any existing class or series of capital stock, in either such case having a preference over or ranking *pari passu* with the Series D Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iv) increase the authorized number of shares of Series D Preferred Stock;

(v) re-issue any Shares which have been converted or redeemed in accordance with the terms hereof; or

(vi) issue any Shares except pursuant to the terms of this Certificate.

In the event that (x) the Holders of not less than two-thirds of the Shares then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the Series D Preferred Stock pursuant to the terms hereof, no such change shall be effective to the extent that, by its terms, it applies to less than all of the Shares then outstanding.

(c) Waivers. Any waiver or consent under this Certificate shall be in writing and be binding only upon the specific Person giving such waiver or consent and limited to the specific instance and purpose for which such waiver or consent was given.

Section 13. Notices. Any notice required by the provisions of this Certificate to be given to a Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such Holder of record at such Holder's latest address appearing on the books of the Company or at such other address provided by such Holder to the Company in writing.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 16th day of April, 2015.

CELSIUS HOLDINGS, INC.

By: ______________________

Gerry David Chief Executive Officer

ATTEST: ______________________

Name: John Fieldly

Title: Secretary to the Board of Directors

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

NUMBER **0010**

Authorized Preferred Stock
2,500,000 preferred shares
Par value $0.001

SHARES **4,000**

Cusip No. 15118V 10 8

THIS CERTIFIES THAT: **CD FINANCIAL, LLC**

IS THE RECORD HOLDER OF: FOUR THOUSAND SHARES OF PREFERRED STOCK SERIES D

Shares of the Preferred Capital Stock of **CELSIUS HOLDINGS, INC**

Transferable only on the Books of the Corporation by the holder hereof in person of by duly authorized Attorney, on surrender of the Certificate properly endorsed.

IN WITNESS WHEREOF the duly authorized officers of the Corporation have hereunto subscribed their names and caused the Corporate Seal to be hereto affixed.

Date: APRIL 20, 2015

CORPORATE SEAL

SECRETARY

PRESIDENT

EXECUTION COPY

AMENDED AND RESTATED PROMISSORY NOTE

U.S. $4,500,000.00	April 16, 2015

This is an amendment and restatement of the $9,800,000.00 promissory note, with the principal amount of $9,800,000.00, issued on November 4, 2014 by Celsius Holdings, Inc. to CD Financial, LLC (the “Original Promissory Note”). Certain prepayments were made on the Original Promissory Note prior to the date hereof, such that the outstanding principal amount of the Original Promissory Note is $4,500,000.00 on the date hereof.

FOR VALUE RECEIVED, CELSIUS HOLDINGS, INC., a Nevada corporation authorized to do business in Florida as Celsius Products Holdings, Inc. (“Borrower”), hereby promises to pay to the order of CD FINANCIAL, LLC, a Florida limited liability company, its successors or assigns (hereinafter “Lender”), at 3299 N.W. 2nd Avenue, Boca Raton, Florida 33431 or such other place as Lender may from time to time designate in writing, the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS (US$4,500,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of all loans made under this Amended and Restated Promissory Note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”).  The Borrower also promises to pay interest on the outstanding principal amount of loans outstanding hereunder at a fixed rate equal to five percent (5%) per annum (the “Note Rate”).  The principal indebtedness evidenced by this Note, together with any then accrued and unpaid interest thereon shall be payable as provided herein and in any event on January 2, 2020, unless extended in the Lender’s sole discretion (the “Maturity Date”).

Interest shall be calculated on the principal balance, which from time to time is outstanding, on the basis of a year of 360 days and actual days elapsed.

Commencing on June 30, 2015, and continuing on each September 30, December 31 and March 31 thereafter, Borrower shall make quarterly payments of interest only at the Note Rate. On the Maturity Date, all outstanding and unpaid principal, all accrued and unpaid interest thereon and other charges or fees which are then due and owing from Borrower to Lender shall be immediately due and payable.

Prior to the occurrence of an event of default (“Event of Default”), all payments made hereunder shall be applied first to interest due and payable hereunder, then to principal, then to all amounts due hereunder other than interest and principal as more particularly described herein or in that certain Loan and Security Agreement, dated as of July 12, 2010, as amended pursuant to that certain Amendment to Loan Agreement, dated as of the date hereof (collectively, the “Loan Agreement”). If an Event of Default has occurred and is continuing, all payments made hereunder may be applied to the sums due hereunder in a manner and order according to the sole discretion of Lender.

If any payment required to be paid pursuant to this Note is not paid in full within five (5) business days after its scheduled due date, Lender may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

Upon Borrower’s failure to make any payment when due hereunder, Lender may declare all outstanding obligations payable by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Additional defaults hereunder and the rights and remedies of the Lender upon the occurrence of such default are set forth herein and in the Loan Agreement.

The Borrower and any endorser or guarantor of this Note each hereby waives, to the fullest extent permitted by law, presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the company hereby waives the benefit of any statute of limitations with respect to any action to enforce, or otherwise relate to, this Note. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

This Note shall bear interest at the maximum rate permitted by applicable law (the “Default Rate”), after the Maturity Date hereof or following an Event of Default hereunder until paid in full. If for any reason the Borrower is required to pay, or has paid, interest at a rate in excess of the maximum rate permitted by applicable law, then the interest rate shall be deemed to be reduced, automatically and immediately, to such maximum rate permitted, and interest payable hereunder shall be computed and paid at the maximum rate and the portion of all prior payment of interest in excess of the principal sum shall be applied as partial prepayments, notwithstanding any provision hereof prohibiting partial prepayments.

In the event Lender shall employ counsel to collect this obligation or administer, protect or foreclose the security given in connection herewith, the Borrower agrees to pay reasonable attorney’s fees for services of such counsel whether or not suit is brought plus costs, including all court costs incurred in connection herewith through appellate proceedings.

The Borrower may voluntarily at any time prepay this Note in whole or in part at any time without premium or penalty.

This Note is secured by the following security documents which shall be incorporated by reference herein:

(i)	The Loan Agreement;
(ii)	UCC-1 Financing Statement filed with the Florida Secured Transaction Registry and with the State of Nevada; and

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(iii)	Any and all other loan documents executed by Borrower in connection with the Loan Agreement and this Note.

If suit is instituted to enforce the terms of this Note, the Courts of the State of Florida and the Federal Courts located in the State of Florida shall have non-exclusive personal jurisdiction over the Borrower, and the venue of the suit, at the option of the Lender, may be laid in Palm Beach County, Florida. The Borrower agrees not to claim that Florida is an inconvenient place for trial.

This Note shall be construed and enforced in accordance with the substantive laws of the State of Florida. All capitalized terms used in this Note not defined herein are defined in the Loan Agreement.

The Borrower agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any suit, action, or proceeding in any state or federal court sitting in the State of Florida may be by certified or registered mail return receipt requested, directed to Borrower at the following address: 140 NE 4th Avenue, Suite C, Delray Beach, Florida 33483.

BORROWER AND LENDER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTION CONTEMPLATED HEREIN. BORROWER ALSO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMANGES. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

Any provision of this Note which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Note. No waiver or modification of any of the terms or provisions of the Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Borrower and Lender, and then only to the extent therein specifically set forth.

THE BORROWER HEREBY EXPRESSLY AND IRREVOCAVBLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE LAWS OF THE STATE OF FLORIDA UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF FLORIDA. NOTHING IN THIS NOTE SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO THE EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MATTER PERMITTED BY LAW.

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If this Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the Borrower shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

This Note shall amend, restate and replace the Original Promissory Note in its entirety; provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged any of the Borrower’s outstanding indebtedness under the Original Promissory Note, all of which indebtedness shall continue under and be governed by this Note. This Note is a replacement, amendment and restatement of the Original Promissory Note and IS NOT A NOVATION.

*    *    *

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the 16 day of April, 2015.

CELSIUS HOLDINGS, INC.

By:	/s/ Gerry David
Name: Gerry David
Title: CEO

STATE OF	:
: SS
COUNTY OF	:

Before me, the undersigned, a Notary Public, on this ___ day of April 2015, personally appeared Gerry David, to me known personally or who produced __________________ as identification, who, being by me duly sworn, did say that he is the CEO of Celsius Holdings, Inc., and that said instrument was signed on behalf of said Celsius Holdings, Inc. by authority of its Board of Directors, and the said _________________ acknowledged said instrument to be his free act and deed.

Notary Public

My Commission Expires:

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